DAVI SKIN, INC. f.k.a.
MW MEDICAL, INC.
PRO FORMA
CONSOLIDATED BALANCE SHEETS
JUNE 30, 2004
(UNAUDITED)

Historical
Davi Skin, Inc. fka Pro Forma
Davi Skin, Inc. MW Medical, Inc. Consolidated Pro Forma Consolidated
(Unaudited) (Unaudited) Total Adjustments Total
ASSETS
Current assets
Cash	$590,171	$-	$590,171			$590,171
Stock subscription receivable	8,200	-	8,200			8,200
Total current assets	598,371	-	598,371			598,371

Fixed assets	19,752	-	19,752			19,752

Total assets	$618,123	$-	$618,123			$618,123

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable and accrued liabilities	$17,889	$1,922	$19,811			$19,811
Due to related parties	-	200,000	200,000			200,000
Total current liabilities	17,889	201,922	219,811			219,811

Long term debts	-	-	-			-

Total liabilities	17,889	201,922	219,811			219,811

Stockholders' equity
Common stock	9,746	645	10,391			10,391
Additional paid-in capital	763,802	15,656,923	16,420,725	15,656,923	(a)	763,802
Retained earnings (accumulated deficit)	(173,314)	(15,859,490)	(16,032,804)	(15,656,923)		(375,881)
Total stockholders' equity	600,234	(201,922)	398,312			398,312

Total liabilities and stockholders' equity	$618,123	$-	$618,123	$-		$618,123

(a)     Adjustment to related to reverse-merger transaction

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DAVI SKIN, INC. f.k.a.MW MEDICAL, INC.
PRO FORMA
CONSOLIDATED STATEMENTS OF INCOME
FOR THE SIX MONTHS ENDED JUNE 30, 2004
(UNAUDITED)

Historical
Davi Skin, Inc. fka Pro Forma
Davi Skin, Inc. MW Medical, Inc. Consolidated Pro Forma Consolidated
(Audited) (a) (Unaudited ) Total Adjustments Total

Revenues	$-	$-	$-	$-		$-

Operating expenses
Depreciation, depletion and amortization	999	-	999	-		999
Selling, general and adminstrative expenses	173,189	93,686	266,875	(93,686)	(b)	173,189
Total operating expenses	174,188	93,686	267,874	(93,686)		174,188

Income from operations	(174,188)	(93,686)	(267,874)	93,686		(174,188)

Other income (expense)
Interest income	874	-	874	-		874
Interest expense	-	(22,327)	(22,327)	22,327	(b)	-
Total other income (expense)	874	(22,327)	(21,453)	22,327		874

Income before income taxes	(173,314)	(116,013)	(289,327)	116,013		(173,314)
Income taxes	-	-	-	-		-

Net income	$(173,314)	$(116,013)	$(289,327)	$116,013		$(173,314)

Earnings per share:
Basic and fully diluted earnings per share						$(0.02)
Weighted average outstanding shares used in calculation						10,390,667

(a)     Operations related to Davi Skin, Inc. reflects activities from March 21, 2004 (Date of Inception) through June 30, 2004.

(b)     Elimination of operations for the Registrant prior to the reverse merger transaction.

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NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

On June 21, 2004, the Company completed and closed a Plan of Merger and Reorganization Agreement ("Merger Transaction") with Davi Skin, Inc. ("Davi"), a privately owned company, whereby both parties agreed that a subsidiary of the Company would merge into and with Davi and become a wholly owned subsidiary of the Company. As consideration for this merger transaction, the Company issued 9,745,634 shares of its common stock in exchange for all the outstanding common stock of Davi on a one-for-one share exchange basis. The Agreement further provided for Company’s officers and directors were to resign and the board of directors of Davi would become the board of directors for the Company. This transaction has been accounted for as a quasi-reorganization or reverse merger whereby Davi would be considered the accounting acquirer, and the accounting history of the acquirer would be carried forward as the history for the Company and no goodwill would be recorded. Accordingly, the accompanying financial statements reflect the history of Davi from its date incorporation of March 21, 2004 (incorporated in the State of Nevada). Prior to the Merger Transaction, the Company had 645,033 shares of its common stock outstanding, $1,922 in accounts payable, $200,000 in a note payable to a related party and no assets.

The adjustments to the historical financial statements reflect the effect of the recording of the reverse merger of the Registrant and the previously privately-held Davi. The reported results of operations and financial condition are those of Davi. The adjustments eliminate the results of operations for the Registrant for the periods before the reverse acquisition of the Registrant by Davi, combine the balance sheets of both entities and reflect the stockholders' equity/deficit as if the transaction had occurred at the date of the pro forma statements.

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